Exhibit 4.1

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED FEBRUARY  2012 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE.  COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM CONTINENTAL STOCK TRANSFER & TRUST COMPANY, THE SUBSCRIPTION AGENT.

OMAGINE, INC.
INCORPORATED UNDER THE LAWS OF DELAWARE

RIGHTS CERTIFICATE	Rights Cusip 681659 11 6

EVIDENCING NON-TRANSFERABLE RIGHTS TO PURCHASE SHARES OF COMMON STOCK

SUBSCRIPTION PRICE: $1.25 PER SHARE
VOID IF NOT EXERCISED ON OR BEFORE THE RIGHTS EXPIRATION DATE (AS SET FORTH IN THE PROSPECTUS)

Evidencing Subscription Rights, each to Purchase ONE (1) Share of Common Stock of Omagine, Inc. at Subscription Price: $1.25 per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN TIME, ON FEBRUARY  , 2012, UNLESS EXTENDED BY THE COMPANY. THIS CERTIFIES THAT

the registered owner whose name is inscribed hereon is the owner of the number of subscription rights (“Rights”) set forth on the face of this Rights Certificate. Each whole Right entitles the holder thereof, or its assigns, to subscribe for and purchase one (1) share of common stock, with a par value of $0.001 per share (the “Shares”) of Omagine, Inc., a Delaware corporation (the “Company”), at a subscription price of $1.25 per Share (the “Basic Subscription Right”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to the Use of Omagine, Inc. Rights Certificates” accompanying this Rights Certificate. The Rights expire at 5:00 p.m. on February  , 2012, unless extended. If any Shares available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Right (the “Excess Shares”), any Rights holder that exercises its Basic Subscription Right in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to allocation and proration, as described in the Prospectus (the “Over-Subscription Privilege”). The Rights represented by this Rights Certificate may be exercised by completing the Form of Election to Purchase on the reverse side hereof and by returning the full payment of the subscription price for each Share in accordance with the “Instructions as to the Use of Omagine, Inc. Rights Certificates” that accompanies this Rights Certificate. The Rights evidenced by this Rights Certificate may not be transferred or sold.

This Rights Certificate is not valid unless countersigned by the transfer agent and registered by the registrar.

WITNESS the facsimile signature of a duly authorized officer of Omagine, Inc.	OMAGINE, INC., COUNTERSIGNED AND REGISTERED

By:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:

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FORM OF ELECTION TO PURCHASE

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

The registered holder of this Rights Certificate is entitled to exercise the number of Rights shown in the upper right hand corner of the Rights Certificate and may subscribe for additional shares of common stock pursuant to the Over-Subscription Privilege upon the terms and conditions specified in the Prospectus. The undersigned hereby notifies the Subscription Agent of its irrevocable election to subscribe for shares of common stock in the following amounts:  To subscribe for shares of common stock pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign below. To subscribe for shares of common stock pursuant to your Over-Subscription Privilege, please also complete line (b).  (a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:    I subscribe for ____________ (No. of shares of common stock) x $1.25 (Subscription Price) = $_____________ (Payment)    (b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE:   If you have exercised your Basic Subscription Right in full and wish to subscribe for additional shares of common stock pursuant to your Over-Subscription Privilege:    I subscribe for ____________ (No. of shares of common stock) x $1.25 (Subscription Price) = $_____________ (Payment)  (c) Total Amount of Payment Enclosed $_______________

SIGNATURE(S)

I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above, all on the terms and conditions specified in the Prospectus.

Signature(s) of Subscriber(s)
IMPORTANT: THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE FRONT OF THIS RIGHTS CERTIFICATE.

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). See the instructions.

Name(s):
Capacity (Full Title):

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